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                                                                      EXHIBIT 11

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                    FOURTH QUARTER
                                                                  ENDED DECEMBER 31
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
BASIC
Average shares outstanding..................................   78,922,823     88,106,246
                                                              ===========    ===========
Income from continuing operations...........................  $    21,184    $    61,473
Preferred dividend requirements.............................       (5,425)        (5,424)
                                                              -----------    -----------
Earnings applicable to common shareholders from continuing
  operations................................................       15,759         56,049
Income from discontinued operations.........................      225,143         10,696
                                                              -----------    -----------
     Total earnings applicable to common shareholders.......  $   240,902    $    66,745
                                                              ===========    ===========
Basic earnings per common share:
  Continuing operations.....................................  $       .20    $       .64
  Discontinued operations...................................         2.85            .12
                                                              -----------    -----------
Basic earnings per common share.............................  $      3.05    $       .76
                                                              ===========    ===========
DILUTED
Average shares outstanding..................................   78,922,823     88,106,246
Common shares assumed issued upon conversion of LYONs.......           --      2,914,000
Dilutive stock options based on the treasury stock method
  using average market price................................    1,649,256      2,350,629
                                                              -----------    -----------
     Total..................................................   80,572,079     93,370,875
                                                              ===========    ===========
Income from continuing operations...........................  $    21,184    $    61,473
Preferred dividend requirements.............................       (5,425)        (5,424)
Interest expense on LYONs, net of tax.......................           --          1,403
                                                              -----------    -----------
Earnings applicable to common shareholders from continuing
  operations................................................       15,759         57,452
Income from discontinued operations.........................      225,143         10,696
                                                              -----------    -----------
     Total earnings applicable to common shareholders.......  $   240,902    $    68,148
                                                              ===========    ===========
Diluted earnings per common share:
  Continuing operations.....................................  $       .20    $       .62
  Discontinued operations...................................         2.79            .11
                                                              -----------    -----------
Diluted earnings per common share...........................  $      2.99    $       .73
                                                              ===========    ===========

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